Exhibit 10.1
EXECUTION COPY
THIRD AMENDMENT
     THIRD AMENDMENT, dated as of December 23, 2008 (this “Amendment”), under the Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (amending and restating the Amended and Restated Credit Agreement dated as of December 12, 2003 (amending and restating the Credit Agreement dated as of September 30, 1999)) (as amended and waived by the Amendment and Waiver dated as of July 23, 2007 and the Second Amendment dated as of November 26, 2007 and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among TENNECO INC., a Delaware corporation (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other financial institutions named therein as agents for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent and certain other parties are parties to the Credit Agreement;
     WHEREAS, the Borrower has requested an amendment under the Credit Agreement; and
     WHEREAS, the Required Lenders and the Administrative Agent are willing to agree to such amendment of the Credit Agreement, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Required Lenders and the Administrative Agent hereby agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement, as amended hereby, are used herein as therein defined.
     2. Amendment to Section 1.1 (Applicable Margin). The definition of Applicable Margin is hereby amended by deleting the percentages “0.50%” and “1.50%” which appear opposite the phrase Tranche B-1 Loans and substituting therefor the percentages “2.00%” and “3.00%.”
     3. Amendment to Section 7.1(a) (Consolidated Net Leverage Ratio). Section 7.1(a) of the Credit Agreement is hereby amended by deleting the phrase “4.00 to 1.00” which appears opposite the phrase “Fourth Quarter 2008” and substituting therefor the phrase “4.25 to 1.00.”
     4. Amendment to Annex A (Pricing Grid). The pricing columns in the Pricing Grid attached to the Credit Agreement as Annex A are hereby deleted and the pricing columns attached to this Amendment as Annex A are substituted therefor.

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     5. Representations and Warranties. The Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Amendment, are true and correct in all material respects as if made as of the Amendment Effective Date (except such representations and warranties as are made as of a particular date, which such representations and warranties shall be true and correct in all material respects as if made as of such date). The Borrower represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
     6. Effectiveness. This Amendment shall become effective as of the date set forth above (the “Amendment Effective Date”) on the date on which:
          (a) the Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and the Required Lenders (or, in the case of any Lender, a lender addendum or joinder agreement in a form specified by the Administrative Agent) and acknowledged by the Loan Parties; and
          (b) the Administrative Agent shall have received payment of all fees required to be paid to the Administrative Agent and the Lenders by the Borrower on or prior to the date the conditions precedent set forth in this Section 6 have been satisfied in connection with this Amendment and payment of all reasonable out-of-pocket expenses of the Administrative Agent in connection with this Amendment which have been invoiced on or prior to such date.
     7. Amendment Fee. The Borrower hereby agrees to pay an amendment fee for the account of each Lender which approves this Amendment by delivering an executed counterpart hereof to the Administrative Agent on or prior to 12:00 Noon, New York City time, on December 23, 2008 in an amount equal to 0.25% of the sum of such Lender’s Revolving Commitment, Tranche B-1 Credit Linked Deposit Amount and Term Loans, payable on the date the conditions precedent set forth in Section 6 of this Amendment have been satisfied.
     8. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders and the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
     9. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
     10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TENNECO INC.
By:	/s/ John E. Kunz
	Name:	John E. Kunz
	Title:	V. P. Treasurer and Tax

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:
Name:
Title:

THIRD AMENDMENT dated as of December 23, 2008 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (amended and restating the Amended and Restated Credit Agreement dated as of December 12, 2003 (amending and restating the Credit Agreement dated as of September 30, 1999))

[LENDER]

By:
Name:
Title:

The undersigned Loan Parties acknowledge and agree to the Third Amendment and confirm that all of their obligations under the Loan Documents remain in full force and effect after giving effect thereto and the transactions contemplated thereby:

TENNECO INC.
TENNECO AUTOMOTIVE OPERATING COMPANY INC.
TENNECO INTERNATIONAL HOLDING CORP.
TENNECO GLOBAL HOLDINGS INC.
THE PULLMAN COMPANY
TMC TEXAS INC.
CLEVITE INDUSTRIES INC.

By:

Title:

Annex A
PRICING GRID FOR REVOLVING LOANS,
SWINGLINE LOANS, COMMITMENT FEES
AND TRANCHE A TERM FACILITY

	Applicable
	Margin	Applicable
	for Eurodollar	Margin for	Commitment
Consolidated Net Leverage Ratio	Loans	ABR Loans	Fee Rate
Greater than or equal to 4.0 to 1.0	3.25%	2.25%	.500%
Less than 4.0 to 1.0 and greater than or equal to 2.5 to 1.0	3.00%	2.00%	.500%
Less than 2.5 to 1.0	2.75%	1.75%	.375%